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                                 EXHIBIT 23.2
                             Accountant's Consent

                                                             Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  Stockholders and Board of Directors
  Rentech, Inc.
  Denver, Colorado 80202

       We consent to the incorporation by reference in the Registration Statement of Rentech, Inc. on Form S-8 of our report dated November 26, 1997, relating to the consolidated financial statements (which contained an explanatory paragraph relative to the going concern uncertainty) appearing in the Annual Report on Form 10-KSB of Rentech, Inc. for the year ended September 30, 1997, and for the nine months ended September 30, 1996, which is incorporated by reference in the Registration Statement and deemed to be a part thereof.



  (signature)

  BDO Seidman, LLP
  Certified Public Accountants

  Denver, Colorado
  January 29, 1998